Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-298675 on Form S-1 of our report dated June 22, 2026, relating to the financial statements of SB Energy, Inc. (formerly SE Global Holdings, Inc.). We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche, LLP
San Francisco, California
September 21, 2026